UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


--------------------------------------------------------------------------------

                                    FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF REPORT: SEPTEMBER 16, 2003                                 COMMISSION FILE NO. 1-12785
       (DATE OF EARLIEST EVENT REPORTED: SEPTEMBER 15, 2003)


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                              DELAWARE                                                  31-1486870
   (State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)


                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                                 (614) 249-7111
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

ITEM 5. OTHER EVENTS.


              On September 15, 2003, A.M. Best Co. issued a press release reporting they had revised their debt rating criteria to provide greater transparency in their rating process, particularly with regard to translating its traditional financial strength ratings to the credit rating scale used when issuing securities ratings. The revised methodology also details and introduces wider notching conventions between policyholder ratings and securities ratings.

              As a result of changes to their debt rating process, A.M. Best Co. revised the debt ratings of seven life insurance/reinsurance organizations including Nationwide Financial Services, Inc. (NFS). According to A.M. Best Co., the revision of these ratings does not reflect any change in A.M. Best's view of the overall quality, level of capitalization or expected operating performance of NFS. Below is a summary of the NFS securities affected, including prior and revised ratings.

                  Issue                            From                To
                  --------------------------------------------------------------
                  Senior unsecured                 a                   a-
                  Subordinated debt *              a-                  bbb+
                  Preferred securities             a-                  bbb+
                  Preferred stock *                bbb+                bbb

                  * Denotes indicative shelf ratings.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          NATIONWIDE FINANCIAL SERVICES, INC.
                                                          (Registrant)

Date:  September 16, 2003                                 /s/  Mark R. Thresher
                                                          ------------------------------------------------
                                                          Mark R. Thresher
                                                          Senior Vice President - Chief Financial Officer